           RESOLUTIONS AMENDING THE AGREEMENT AND DECLARATION OF TRUST
                DATED SEPTEMBER 30, 2004 (THE "TRUST AGREEMENT")


Approval and creation/designation of series of shares of the Trust (the "DST Trust") and Classes of shares of such series of shares of the DST Trust

                  RESOLVED, that in accordance with Article III, Section 6, of the Trust Agreement, the initial Series of Shares of the DST Trust and the initial Classes of Shares of such Series of the DST Trust be, and hereby are, established and designated as follows:

                  Series of Shares                                      Classes of Shares
                  ----------------                                      -----------------
                  Gartmore Mid Cap Growth Leaders Fund                  A, B, C, D, R
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore Growth Fund                                  A, B, C, D, R
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore Nationwide Fund                              A, B, C, D, R
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore Bond Fund                                    A, B, C, D, R, X, Y,
                                                                        Institutional

                  Gartmore Tax-Free Income Fund                         A, B, C, D, X, Y,
                                                                        Institutional

                  Gartmore Government Bond Fund                         A, B, C, D, R, X, Y,
                                                                        Institutional

                  Gartmore Money Market Fund                            C, Service, Prime,
                                                                        Institutional

                  Gartmore S&P 500 Index Fund                           A, B, C, R,
                                                                        Institutional,
                                                                        Institutional Service,
                                                                        Local Fund, Service

                  Gartmore Small Cap Fund                               A, B, C, R,
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore Large Cap Value Fund                         A, B, C, R,
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore Morley Capital Accumulation Fund             A, Service, IRA,
                                                                        Institutional

                  Gartmore U.S. Growth Leaders Fund                     A, B, C, R,
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore High Yield Bond Fund                         A, B, C, R,
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore Value Opportunities Fund                     A, B, C, R,
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore Morley Enhanced Income Fund                  A, R, Institutional
                                                                        Service, Institutional

                  Gartmore Small Cap Index Fund                         A, B, C, R,
                                                                        Institutional

                  Gartmore Mid Cap Market Index Fund                    A, B, C, R,
                                                                        Institutional

                  Gartmore International Index Fund                     A, B, C, R,
                                                                        Institutional

                  Gartmore Bond Index Fund                              A, B, C, R,
                                                                        Institutional

                  Gartmore Investor Destinations Aggressive Fund        A, B, C, R, Service,
                                                                        Institutional Service

                  Gartmore Investor Destinations Moderately
                           Aggressive Fund                              A, B, C, R, Service,
                                                                        Institutional Service

                  Gartmore Investor Destinations Moderate Fund          A, B, C, R, Service,
                                                                        Institutional Service

                  Gartmore Investor Destinations Moderately             A, B, C, R, Service,
                           Conservative Fund                            Institutional Service

                  Gartmore Investor Destinations Conservative Fund      A, B, C, R, Service,
                                                                        Institutional Service

                  Gartmore Global Technology and Communications         A, B, C, R,
                           Fund                                         Institutional Service,
                                                                        Institutional

                  Gartmore Global Health Sciences Fund                  A, B, C, R,
                                                                        Institutional Service,
                                                                        Institutional

                  NorthPointe Small Cap Value Fund                      Institutional

                  NorthPointe Small Cap Growth Fund                     A, B, C, R,
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore Emerging Markets Fund                        A, B, C, R,
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore European Leaders Fund                        A, B, C, Institutional
                                                                        Service

                  Gartmore Worldwide Leaders Fund                       A, B, C, R,
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore Small Cap Growth Fund                        A, B, C, R,
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore International Growth Fund                    A, B, C, R,
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore OTC Fund                                     A, B, C, Institutional
                                                                        Service, Institutional

                  Gartmore Asia Pacific Leaders Fund                    A, B, C, Institutional
                                                                        Service

                  Gartmore Global Utilities Fund                        A, B, C, R,
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore Global Financial Services Fund               A, B, C, R,
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore Nationwide Leaders Fund                      A, B, C, R,
                                                                        Institutional Service,
                                                                        Institutional

                  Gartmore Micro Cap Equity Fund                        A, B, C, R,
                                                                        Institutional
                                                                        Service, Institutional

                  Gartmore Mid Cap Growth Fund                          A, B, C, R,
                                                                        Institutional
                                                                        Service, Institutional

                  Gartmore U.S Growth Leaders Long-Short Fund           A, B, C, R,
                                                                        Institutional
                                                                        Service, Institutional

                  Gartmore Nationwide Principal Protected Fund          A, B, C

                  Gartmore Long-Short Fund                              A, B, C, Institutional
                                                                        Service, Institutional

                  Gartmore Market Neutral Bond Plus Fund                A, B, C, Institutional
                                                                        Service, Institutional

                  Gartmore Convertible Fund                             A, B, C, R,
                                                                        Institutional
                                                                        Service, Institutional

                  Gartmore China Opportunities Fund                     A, B, C, R,
                                                                        Institutional
                                                                        Service, Institutional

                  Gartmore Global Natural Resources Fund                A, B, C, R,
                                                                        Institutional
                                                                        Service, Institutional

                  Gartmore Optimal                                      A, B, C, R, Institutional
                           Allocations Fund: Aggressive                 Service, Institutional

                  Gartmore Optimal
                            Allocations Fund: Moderately Aggressive     A, B, C, R, Institutional
                                                                        Service, Institutional
                  Gartmore Optimal
                           Allocations Fund: Moderate                   A, B, C, R, Institutional
                                                                        Service, Institutional
                  Gartmore Optimal
                           Allocations Fund: Specialty                  A, B, C, R, Institutional
                                                                        Service, Institutional

                  and an unlimited number of Shares are hereby classified and allocated to each of the foregoing Series of Shares and Classes of Shares of such Series; and it is

                  RESOLVED FURTHER, that the proceeds of the redemption of a Class B Share, a Class C Share, a Class X Share, a Class Y Share and certain Class A Shares (including a fractional Share), except those purchased through reinvestment of a dividend or a distribution, shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption to the distributor of the applicable Class A Shares, Class B Shares, Class C Shares, Class X Shares or Class Y Shares pursuant to the terms of the issuance of the Shares (to the extent consistent with the 1940 Act, or regulations or exemptions thereunder), and the DST Trust shall promptly pay to such distributor the amount of any such contingent deferred sales charge; and it is

                  RESOLVED FURTHER, that a Share of each Series of Shares of the DST Trust shall represent a proportionate interest in the same portfolio of investments as each other Share of such Series of Shares of the DST Trust and shall have the rights, preferences, privileges, and limitations as set forth in the Trust Agreement of the DST Trust; provided, that:

                      a. The dividends and distributions of investment income and capital gains with respect to a Class of Shares shall be in such amounts as may be declared from time to time by the Board, and such dividends and distributions may vary with respect to such Class from the dividends and distributions of investment income and capital gains with respect to the other Classes of Shares of such Series of the DST Trust to reflect differing allocations of the expenses of the DST Trust among its Series and Classes, which may include, without limitation, reductions for payments of fees under any plan adopted pursuant to Rule 12b-1 under the 1940 Act (the "Rule 12b-1 Plan") for and relating to such Class of Shares in accordance with the 1940 Act, and any resultant difference among the net asset value per Share of the Classes, to such extent and for such purposes as the Board may deem appropriate; and that the allocation of investment income, capital gains, redemption fee payments, expenses and liabilities of the DST Trust among the Classes and Series of Shares of the DST Trust, shall be determined by the Board in a manner that is consistent with any 18f-3 Plan adopted by the DST Trust in accordance with Rule 18f-3 under the 1940 Act; and

                      b. Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the SEC, or otherwise, the holders of a Class of Shares of a Series of the DST Trust shall have: (i) exclusive voting rights with respect to any matter submitted to a vote of shareholders that affects only holders of said Class of Shares, including, without limitation, the provisions of any Rule 12b-1 Plan for said Class of Shares; (ii) voting rights with respect to the provisions of any Rule 12b-1 Plan that may in the future (as a result of any conversion of said Class of Shares or otherwise) affect said Class of Shares; and (iii) no voting rights with respect to the provisions of any Rule 12b-1 Plan applicable to any other Class of Shares of the Series of the DST Trust that does not affect the holders of said Class of Shares or with regard to any other matter submitted to a vote of shareholders which does not affect holders of said Class of Shares; and it is

                  RESOLVED FURTHER, that with respect to each Class B Share and each Class X Share of applicable Series of Shares of the DST
                  Trust:

                      a. Each Class B Share and Class X Share, other than a Share purchased through the reinvestment of a dividend or a distribution with respect to the Class B Share or Class X Share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A Shares, at the relative net asset value of each Class, at the time of the calculation of the net asset value of such Class of Shares on the date that is the first business day of the month after which the seventh anniversary of the issuance of such Class B Shares or Class X Shares occurs (which for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Class B Shares or Class X Shares occurred or (ii) for Class B Shares or Class X Shares obtained through an exchange, the date on which the issuance of the Class B Shares or Class X Shares were exchanged directly, or through a series of exchanges, for the DST Trust's Class B Shares or Class X Shares (the "Conversion Date"));

                      b. Each Class B Share or Class X Share purchased through the reinvestment of a dividend or a distribution with respect to the Class B Shares or Class X Shares, respectively, and the dividends and distributions on such Shares shall be segregated in a separate sub-account on the share records of the DST Trust for each of the holders of record thereof; and on any Conversion Date, a number of the Shares held in the sub-account of the holder of record of the Share or Shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action of choice on the part of the holder thereof, into Class A Shares of the same Series; and the number of Shares in the holder's sub-account so conveyed shall bear the same relation to the total number of Shares maintained in the sub-account on the Conversion Date as the number of Shares of the holder converted on the Conversion Date pursuant to subsection (a)(1) hereof bears to the total number of Class B Shares or Class X Shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B Shares or Class X Shares;

                      c. The number of Class A Shares into which a Class B Share or a Class X Share is converted pursuant to subsections (a) and (b) hereof shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per Share of the Class B Share or Class X Share (as applicable) for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per Share of the Class A Shares for the purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date; and

                      d. On the Conversion Date, the Class B Shares or Class X Shares converted into Class A Shares shall cease to accrue dividends and no longer shall be outstanding and the rights of the holders thereof shall cease (except the right to receive declared but unpaid dividends to the Conversion Date).

   RESOLUTIONS AMENDING THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF
                          TRUST DATED OCTOBER 28, 2004

Class C Shares for Gartmore Short Duration Bond Fund (December 2, 2004)

         RESOLVED, that, in accordance with Article III, Section 6 of the Trust's Amended and Restated Agreement and Declaration of Trust, dated October 28, 2004 (the "Declaration"), the Declaration be, and it hereby is, amended by establishing and designating Class C Shares of the Gartmore Short Duration Bond Fund; and it is

         FURTHER RESOLVED, that the Chairman and officers of the Trust be, and these persons hereby are, authorized and directed to do or cause to be done all such other acts and things and to make, execute, and deliver any and all papers and documents in the name and on behalf of the Trust, and each affected Fund, under the Trust's seal or otherwise, as these persons, or any of these persons, may deem necessary or desirable to implement the addition of Class C Shares of the Gartmore Short Duration Bond Fund, including, among others, the incorporation of any changes to the Declaration that said officer(s) may approve, upon the advice of counsel.

Gartmore Small Cap Leaders Fund (December 2, 2004)

         RESOLVED, that, in accordance with Article III, Section 6, of the Declaration, the Declaration be, and hereby is, amended by adding the Gartmore Small Cap Leaders Fund (the "New Fund") to the Trust; and it is

         RESOLVED FURTHER, that each share of each class of the New Fund shall hereby have an opening stated value of $10.00 per share, and shall have all of the preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as are set forth in the Declaration for the other series of the Trust; except that:

         a. the investment objective and strategies of the New Fund may differ from those of the other series and only the shareholders of the New Fund will have the right to vote on matters relating solely to the New Fund; and

         b. the shares will initially be designated as Class A, Class B, Class C, Class R, Institutional Service Class, and Institutional Class shares for the New Fund as described in the Declaration and the materials presented at this Meeting and only the shareholders of a particular class of the New Fund will have the right to vote on matters relating solely to said class; and

         c. the Trustees may designate such other variations as the Trustees deem to be necessary and appropriate.